UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)

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ALLIANCE PHARMACEUTICAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE PHARMACEUTICAL CORP.
6175 Lusk Boulevard
San Diego, California 92121
______________________

Notice of the Annual Meeting of Stockholders
to be held March 2, 2004
______________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Alliance Pharmaceutical Corp. (the “Corporation”) will be held at 9:00 a.m., local time, on Tuesday, March 2, 2004, at the Wyndham Hotel, located at 5975 Lusk Boulevard, San Diego, California 92121, for the following purposes:

1.	A proposal to elect seven directors to the Board of Directors of the Corporation (the “Board”).

2.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

     These matters are described more fully in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on January 23, 2004 (the “Record Date”), shall be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

     Representation of at least a majority in voting interest of the common stock of the Corporation either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal set forth above. Accordingly, it is important that your shares be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

     Please read the accompanying proxy material carefully. Your vote is important and the Corporation appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

DUANE J. ROTH, Chairman

Dated: San Diego, California
              January 30, 2004

ALLIANCE PHARMACEUTICAL CORP.
6175 Lusk Boulevard
San Diego, California 92121
______________________

PROXY STATEMENT
______________________

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the “Corporation”) to be voted at the Annual Meeting of Stockholders to be held on Tuesday, March 2, 2004, at 9:00 a.m., local time, at the Wyndham Hotel, located at 5975 Lusk Boulevard, San Diego, California 92121, and at any adjournment or adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders.

     The mailing address of the principal executive offices of the Corporation is 6175 Lusk Boulevard, San Diego, California 92121 (telephone number 858-410-5200). The enclosed proxy and this proxy statement are being first sent to stockholders of the Corporation on or about January 30, 2004. The Corporation’s 2003 Annual Report to Stockholders, which includes the Corporation’s Annual Report for the year ended June 30, 2003 on Form 10-K, is being mailed to stockholders concurrently with this Proxy Statement. In addition, the Corporation’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2003 is incorporated herein by this reference and is being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

     The Board of Directors has fixed the close of business on January 23, 2004 as the record date for the determination of stockholders of the Corporation entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 28,397,461 shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”) were issued and outstanding and entitled to one vote on each matter to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are not counted for the purpose of determining the presence or absence of a quorum.

     The holders of a majority in voting interest of the Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

     In voting with regard to the proposal to elect directors, stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by the proposal to elect directors is governed by New York law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with New York law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

     PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. STOCKHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THE PERSONS NAMED IN THE PROXY HAVE BEEN

DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the Annual Meeting in the manner specified therein or, if no specification is made, FOR the election of the directors, as described in this proxy statement.

     Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date.

     Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.

     It is expected that the following business will be considered at the Annual Meeting and action taken thereon:

1.  ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors. The Board of Directors, upon recommendation of the Corporation’s Chief Executive Officer, has nominated Pedro Cuatrecasas, M.D., Carroll O. Johnson, Stephen M. McGrath, Donald E. O’Neill, Jean G. Riess, Ph.D., Duane J. Roth, and Theodore D. Roth, all of whom are currently directors of the Corporation.

     Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

     Set forth below is certain information with respect to each nominee as of January 23, 2004:

Nominees for Election as Directors

Name	Position	Age
Duane J. Roth	Chairman, Chief Executive Officer and Chief Financial Officer	54
Pedro Cuatrecasas, M.D.	Director	67
Carroll O. Johnson	Director	70
Stephen M. McGrath	Director	68
Donald E. O’Neill	Director	77
Jean G. Riess, Ph.D.	Director	67
Theodore D. Roth	Director	52

Biographical Information Regarding Directors

     Duane J. Roth. Mr. Roth has served as a director of the Corporation since 1985. He has served as Chief Executive Officer of the Corporation since 1985, as Chairman since October 1989, and as Chief Financial Officer since January 2003. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company (now Wyeth) involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is a director of the Corporation.

     Pedro Cuatrecasas, M.D. Dr. Cuatrecasas was elected as a director of the Corporation in August 1996. He has over 20 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical and Director of Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently an independent consultant in pharmaceutical research, an Adjunct Professor in Medicine and Pharmacology at the University of California in San Diego. He received his M.D. from Washington University School of Medicine.

     Carroll O. Johnson. Mr. Johnson has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. (“RMI”) since 1985, an independent contract research organization that provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force that introduced three major products.

     Stephen M. McGrath. Mr. McGrath has served as a director of the Corporation since 1989. In May 1998, he retired as Executive Vice President of CIBC World Markets, Inc. and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by CIBC Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co.

     Donald E. O’Neill. Mr. O’Neill has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President — International Operations. At the time of his retirement from Warner-Lambert, he held the offices of Executive Vice President of the company, and President and Chairman of its International Operations, and was a member of Warner-Lambert’s board of directors.

     Jean G. Riess, Ph.D. Professor Riess has served as a director of the Corporation since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moléculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization, and in surfactant self-aggregation.

     Theodore D. Roth. Mr. Roth has served as a director of the Corporation since 1998. He has been a Managing Director of Roth Capital Partners, LLC, an investment-banking firm, since February 2003. For more than 15 years prior, Mr. Roth was employed by the Corporation, most recently serving as President and Chief Operating Officer. He received his J.D. from Washburn University and an LL.M. in Corporate and Commercial Law from the University of Missouri in Kansas City. He is the brother of Duane J. Roth, the Chairman, Chief Executive Officer and Chief Financial Officer of the Corporation.

Compensation of Directors

     Directors do not receive cash compensation for attendance at Board of Directors’ meetings or committee meetings. Non-qualified stock options are awarded to non-employee directors of the Corporation pursuant to the Formula Stock Option Plan for Non-employee Directors of the Corporation (the “Directors’ Formula Option Plan”).

Options under the Directors’ Formula Option Plan are granted under and subject to the Corporation’s 1991 Stock Option Plan and 2000 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. Each non-employee director (i) upon his initial election, shall automatically be granted an option to acquire 5,000 shares of Common Stock which shall be exercisable in four installments of 1,250 shares each with the first installment being at his initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors of the Corporation thereafter that such person is a director, until fully exercisable, and (ii) upon the third annual meeting following his initial election and each annual meeting thereafter that such person remains a non-employee director, shall automatically be granted an option to acquire 1,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

Other Transactions

     The following affiliations exist between the Corporation and certain directors:

     In December 2001, the Corporation renewed a one-year research services agreement with RMI. Mr. Johnson is the president and owner of RMI. RMI received $5,400 for consulting services in the fiscal year ended June 30, 2003. This agreement was not renewed in December 2002.

     Theodore D. Roth was employed by the Corporation until his resignation in February 2003. During fiscal 2003, the Corporation paid him $88,000 in compensation.

     Roth Capital Partners, LLC (“RCP”) bought $150,000 of the Corporation’s 8% Secured Convertible Debt in November 2002. RCP has provided financial advisory services to the Corporation from time to time. No compensation was paid to RCP in the fiscal year ended June 30, 2003. Byron Roth, the president, chief executive officer and a principal stockholder of RCP, is the brother of Duane J. Roth, Chief Financial Officer, Chief Executive Officer and Chairman of the Corporation. Theodore D. Roth, a director of the Corporation and the brother of Duane J. Roth, the Corporation’s Chief Financial Officer, Chief Executive Officer and Chairman, is employed by RCP.

Committees of the Board of Directors and Meetings

     During the fiscal year ended June 30, 2003, there were four regular and three special meetings of the Board of Directors. In addition, during the fiscal year ended June 30, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of stockholders each year. All members of the Board attended the Company’s 2002 Annual Meeting.

     Stockholders may communicate with members of the Corporation’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 6175 Lusk Blvd., San Diego, CA 92121.

     The Board has also established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

   Executive Committee

     The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters, which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Cuatrecasas and Mr. D. Roth. It did not hold any meetings during the fiscal year ended June 30, 2003.

   Compensation Committee

     The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers, and senior management. The members of the Compensation Committee are Dr. Cuatrecasas and Messrs. O’Neill and McGrath. It did not meet during the fiscal year ended June 30, 2003.

   Audit Committee

     The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation, the independent auditors of the Corporation, and other matters relating to the financial activities of the Corporation. (See the “Report of Audit Committee” later in this Proxy Statement, which details the duties and performance of the Audit Committee.)

     The Audit Committee is composed of Messrs. Johnson and McGrath. The Audit Committee met two times during the fiscal year ended June 30, 2003.

     All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has not adopted a written Audit Committee Charter.

   Nominating Committee

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Corporation's Board of Directors and committees thereof. The Nominating Committee is composed of Dr. Riess and Mr. Johnson. It met one time during the fiscal year ended June 30, 2003.

     All members of the Nominating Committee are independent of management (as independence is defined in the NASD listing standards). The Nominating Committee has not adopted a written Nominating Committee Charter.

     When considering a potential candidate for membership on the Corporation’s Board of Directors, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Corporation’s Board of Directors by a stockholder. The Nominating Committee has not received any recommendations from any of the Corporation’s stockholders in connection with the Annual Meeting.

     The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the following procedure: A notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Future Proposals by Stockholders.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business, experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election of each of the nominees identified above.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended June 30, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and any other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee received from Ernst & Young LLP written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61 and considered the compatibility of non-audit services with the auditor’s independence.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Corporation’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission (the “SEC”).

Stephen M. McGrath, Audit Committee Chairman Carroll O. Johnson, Audit Committee Member

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP served as independent auditors for the Corporation for the fiscal year ended June 30, 2003. The following table sets forth the fees billed by Ernst & Young LLP for services performed during the fiscal years ended June 30, 2003 and 2002, respectively:

	2003	2002
Audit fees	$76,480	$114,552

     Audit related services included annual audit, quarterly reviews, accounting consultations, and SEC registration statements.

     The Audit Committee believes that all services rendered to the Corporation by Ernst & Young LLP were compatible with maintaining Ernst & Young’s independence.

     The Corporation has not retained Ernst & Young LLP to perform services in connection with (a) operating or supervising the operation of the Corporation’s financial information system or managing the Corporation’s local area network, or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation’s financial statements taken as a whole.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and holders of more than 10% of a registered class of the Corporation’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Corporation believes that all reporting requirements under Section 16(a) for the 2003 fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners, except that Mr. Johnson was late in filing a Form 4 for a transaction which occurred on November 26, 2002. Such filing has been made as of January 23, 2004.

MANAGEMENT

     The following sets forth the names, ages and positions of the Corporation’s executive officers as of January 23, 2004:

Name	Position	Age
Duane J. Roth	Chairman, Chief Executive Officer and Chief Financial Officer	54

Background

     Duane J. Roth. Mr. Roth has been Chairman of the Corporation since October 1989, Chief Executive Officer since 1985 and Chief Financial Officer since January 2003. See “Election of Directors” for additional biographical information on Mr. Roth.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Corporation’s Common Stock as of January 23, 2004 by: (i) each person (or group of affiliated persons) known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation’s common stock; (ii) each of the Corporation’s directors; (iii) the Chief Executive Officer of the Corporation and each of the four other most highly-compensated executive officers of the Corporation serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Corporation and its subsidiaries (such individuals are hereafter referred to as the “Named Executive Officers”); and (iv) all of the Corporation’s directors and Named Executive Officers as a group:

Common Stock

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (3)
Duane J. Roth	387,499 (4)	1.35%
Pedro Cuatrecasas, M.D.	46,100 (5)	*
Carroll O. Johnson	33,700 (6)	*
Stephen M. McGrath	228,225 (7)	*
Donald E. O’Neill	37,100 (8)	*
Jean G. Riess, Ph.D.	69,347 (9)	*
Theodore D. Roth	200,300 (10)	*
All directors and executive officers as a group	1,002,271	3.44%
(7 persons)

     * Indicates ownership of less than 1% of outstanding shares.

(1)	The address of each of the executive officers, directors and nominees for director is c/o Alliance Pharmaceutical Corp., 6175 Lusk Boulevard, San Diego, California 92121.

(2)	Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(3)

Shares subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding.

(4)

Consists of (i) 86,742 shares owned by Mr. D. Roth, (ii) 257,321 shares subject to options granted by the Corporation under its 1991 Stock Option Plan (“the 1991 Plan”), (iii) 13,200 shares subject to options granted by the Corporation under its 2000 Stock Option Plan (“the 2000 Plan”), (iv) 28,571 shares subject to warrants, and (v) 1,665 shares owned by Mr. Roth’s spouse.

(5)

Consists of (i) 14,600 shares owned by Dr. Cuatrecasas, (ii) 20,000 shares subject to options granted by the Corporation under the 1991 Plan, and (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(6)

Consists of (i) 5,000 shares owned by Mr. Johnson, (ii) 17,200 shares subject to options granted by the Corporation under the 1991 Plan, and (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(7)

Consists of (i) 159,587 shares owned by Mr. McGrath, (ii) 35,238 shares subject to warrants, (iii) 21,900 shares subject to options granted by the Corporation under the 1991 Plan, and (iv) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(8)

Consists of (i) 5,000 shares owned by Mr. O’Neill, (ii) 20,200 shares subject to options granted by the Corporation under the 1991 Plan, (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan, and (iv) 400 shares owned by Mr. O’Neill’s spouse.

(9)

Consists of (i) 15,947 shares owned by Dr. Riess, (ii) 41,900 shares subject to options granted by the Corporation under the 1991 Plan, and (iii) 11,500 shares subject to options granted by the Corporation under the 2000 Plan.

(10)	Consists of (i) 4,900 shares owned by Mr. T. Roth and (ii) 195,400 shares subject to options granted by the Corporation under the 1991 Plan.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

Summary Compensation Table

	Annual Compensation		Long-Term Compen- sation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($) (a)	Securities Underlying Options/ SARs (#)	All Other Compen- sation ($)
Duane J. Roth	2003	118,370	-	-	-	-
Chairman, -
Chief Executive Officer and	2002	472,850	-	-	85,000	18,199 (c)
Chief Financial Officer	2001	454,250	200,000 (b)	-	44,000	15,041 (d)

(a)	Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.

(b)

Bonuses shown in fiscal year 2001 were determined with respect to fiscal year 2000 and paid in August 2000. The Board of Directors has determined that, as in fiscal year 2001 and 2002, there will be no executive bonuses for fiscal year 2003.

(c)

This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2002 with respect to a split-dollar insurance agreement. The Corporation has not paid any premiums on this insurance policy since December 2001.

(d)

This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2001 with respect to a split-dollar insurance agreement.

Employment Arrangements

     The Corporation maintains a key man life insurance policy on Duane Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Duane Roth. Pursuant to the agreement, the Corporation and Duane Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $8 million upon the death of Duane Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Duane Roth or his beneficiaries. The Corporation has not paid any premiums on this insurance policy since December 2001, and currently does not intend to do so in the future.

Fiscal Year End Option Values

     The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program (which plan expired on February 25, 1999), its 1991 Stock Option Plan (which plan expired on November 7, 2001), its 2000 Stock Option Plan and its 2001 Stock Option Plan.

     No options were exercised by any of the Named Executive Officers during the 2003 fiscal year. In addition, no stock appreciation rights were exercised by any of the Named Executive Officers during the 2003 fiscal year.

     The following table sets forth the number of shares of the Corporation’s Common Stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at the end of the 2003 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year End ($) Exercisable (E)/ Unexercisable (U)
	244,721	(E)	0	(E)
Duane J. Roth	73,150	(U)	0	(U)

OTHER BUSINESS

     Management knows of no other matters that may be presented to the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

FUTURE PROPOSALS BY STOCKHOLDERS

     Any proposal which a stockholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation’s 2004 Annual Meeting, pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Corporation at its executive offices no later than May 14, 2004, and must otherwise comply with the requirements of Rule 14a-8. Stockholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after August 16, 2004. The address of the Corporation’s executive office is 6175 Lusk Boulevard, San Diego, California 92121.

ANNUAL REPORT ON FORM 10-K

     A complete copy of the Corporation’s Annual Report on Form 10-K for the year ended June 30, 2003 is included in the Corporation’s 2003 Annual Report to Stockholders. A copy of the Corporation’s 2003 Annual Report to Stockholders has been mailed to all stockholders along with this Proxy Statement. Stockholders may obtain additional copies of the Corporation’s Annual Report on Form 10-K and the exhibits thereto, without charge, by writing to the Corporation, 6175 Lusk Boulevard, San Diego, California 92121, Attention: Corporate Communications.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Duane J. Roth, Chairman

Date: January 30, 2004
          San Diego, California

ALLIANCE PHARMACEUTICAL CORP. 6175 LUSK BLVD. SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Alliance Pharmaceutical Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALPHR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANCE PHARMACEUTICAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Vote On Directors
1.	ELECTION OF DIRECTORS: To elect the seven (7) nominees for Director listed below.

	01) 02)	Dr. Pedro Cuatrecasas Carroll O. Johnson	05) 06)	Dr. Jean G. Riess Duane J. Roth	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee's number on the line below.
	03)	Donald E. O'Neill	07)	Theodore D. Roth
	04)	Stephen M. McGrath			|_|	|_|	|_|

2.	OTHER MATTERS: A majority of the Directors will determine how to vote this proxy with respect to any other matters which may properly come before the meeting or any adjournment thereof.
3.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

For address changes, please check this box and write them on the back where indicated			|_|

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report to Stockholders of the Corporation is hereby acknowledged.

Signature [PLEASE SIGN WITHIN BOX Date					Signature (Joint Owners)		Date

P R O X Y

ALLIANCE PHARMACEUTICAL CORP.

Annual Meeting of Stockholders to be held March 2, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any proxy heretofore given, hereby appoints Carroll O. Johnson, Stephen M. McGrath and Duane J. Roth, and each of them the proxies of the undersigned with full power of substitution, with respect to all of the shares of stock of ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the "Corporation"), which the undersigned is entitled to vote at the Corporation's Annual Meeting of Stockholders to be held at 9:00 a.m., San Diego time at on Tuesday, March 2, 2004, and at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

Address Change:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the reverse side)

SEE REVERSE SIDE